UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010 (March 9, 2010)

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2010, a wholly owned subsidiary of China Broadband Inc. (“China Broadband”), China Broadband, Ltd., a Cayman Islands corporation (“CB Cayman”), entered into a note purchase agreement (the “Note Purchase Agreement”) and a non-binding Letter of Intent (the “LOI”) with Sinotop Group Ltd., a Hong Kong corporation (“Sinotop Hong Kong”).  Through a series of contractual arrangements (“VIE Contracts”) Sinotop Hong Kong controls Beijing Sino Top Scope Technology Co., Ltd. (“Sinotop Beijing”), a corporation established in the People’s Republic of China (“PRC”).  Sinotop Beijing, in turn, is a  party to a joint venture with two other PRC companies to provide integrated value-added service (“VAS”) solutions for the delivery of pay-per-view (“PPV”), video-on-demand (“VOD”), and enhanced premium content for cable providers.

The LOI summarizes the proposed terms of the acquisition by CB Cayman of 100% of the outstanding capital stock of Sinotop Hong Kong from its sole stockholder in consideration for a percentage of China Broadband to be determined in the definitive agreement.  Among other customary closing conditions, the acquisition is contingent upon the (1) the drafting and negotiation of definitive agreements that cover the matters discussed in the LOI, (2) the funding of the Note (as defined below), which has already occurred, (3) the contribution by CB Cayman of at least US$5,000,000 to the capital of Sinotop Hong Kong (or the purchase by CB Cayman of newly issued shares of Sinotop Hong Kong in consideration for the same amount), and (4) the absence of any debts, obligations or encumbrances on the equity or assets of Sinotop Hong Kong and the WFOE other than the Note and the VIE Contracts.  The LOI contains a binding exclusivity provision that prohibits Sinotop Hong Kong and Sinotop Hong Kong’s sole stockholder from soliciting, initiating, entertaining, participating in any discussions or negotiations concerning, or making or accepting any offer or proposed transaction with any third party with regard to, any of the transactions contemplated by the LOI or any similar transaction.    The parties anticipate that the transactions contemplated by the LOI will close on March 15, 2010.

Pursuant to the Note Purchase Agreement, on March 9, 2010, CB Cayman acquired a Convertible Promissory Note (the “Note”) from Sinotop Hong Kong in consideration of CB Cayman’s loan to Sinotop Hong Kong under the Note in the amount of US$580,000 as contemplated by the LOI.

The Note accrues interest at a simple annual rate of 5% and is due on the date (the “Maturity Date”) that is the earlier of the fifth anniversary of the date of issuance of the Note or the day following a change of control (as described in the Note).  The outstanding principal amount of the Note along with all accrued interest is convertible into common shares of Sinotop Hong Kong upon the occurrence of (1) Sinotop Hong Kong consummating a financing transaction (a “Financing”) resulting in aggregate gross proceeds of at least $1 million, in which case the Note would automatically be converted into ordinary shares of Sinotop Hong Kong at a price equal to 70% of the price per share paid by investors in such Financing, or (2) a change of control of Sinotop Hong Kong (as described in the Note), in which case the Note would automatically be converted into ordinary shares that represent 50% of the issued and outstanding capital stock of Sinotop Hong Kong.  The outstanding principal amount of the Note and all accrued interest thereon may also be converted at the option of CB Cayman at any time after the Maturity Date or an event of default into ordinary shares of Sinotop Hong Kong representing 50% of the issued and outstanding voting capital stock of Sinotop Hong Kong.  The Note may not be prepaid prior to the Maturity Date without the consent of the holder of the Note.  The Note contains customary events of default.

The foregoing description of the Note Purchase Agreement, the Note, and the LOI does not purport to be complete and is qualified in its entirety by reference to such documents. A copy of the Note Purchase Agreement, the Note and the LOI are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

A significant beneficial owner of the Company’s securities advanced the funds necessary for CB Cayman to make the loan to Sinotop described in Item 1.01 above.  The terms of the advance have not yet been documented.  The Company will file an amendment to this Form 8-K to disclose the terms of the advance promptly after it is documented.

ITEM 2.05  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

China Broadband has materially reduced the staff employed for its indirect wholly-owned subsidiary PRC subsidiary, Wanshi Wangjing Media Technologies (Beijing) Co., Ltd., a/k/a Adnet Media Technologies (Beijing) Co., Ltd. (“AdNet”) and, began implementing other cost savings measures with respect to AdNet.

AdNet, which was acquired during the first half of 2009, holds an Internet Content Provider (“ICP”) license with rights to provide delivery of multimedia advertising content to 2000+ internet cafés in the PRC.  AdNet operates and is licensed to operate in 28 provinces in the PRC with servers in five data centers including Wuhan, Wenzhou, Yantai, Yunan and with a master distribution server in Tongshan.

As management has seen limited revenue growth relating to AdNet’s business, AdNet’s full and part time staff, all of which were based in the PRC, were reduced from 20 persons to 2 full time employees.  Nonetheless, China Broadband is maintaining AdNet’s ICP and other licenses, servers and infrastructure, as well as all of its intellectual property, all of which China Broadband intends on using both for AdNet and, in connection with other businesses that China Broadband is contemplating acquiring or entering into, which would require similar technology and infrastructure.  China Broadband does not anticipate terminating additional employees at this time.

China Broadband estimates its costs in taking the above cost cutting measures at approximately $50,000, stemming from one time termination and severance benefits and does not anticipate additional related expenditures at this time.

China Broadband’s management has not made a good faith estimate yet as to the impairment charge, if any, that will be incurred as reflected in China Broadband’s financial statements, as a result of the reduction of AdNet’s internet café advertising business operations.  China Broadband will file an amended Current Report on Form 8-K within four business days after making a determination of such an estimate or range of estimates.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits	Description
10.1	Note Purchase Agreement, dated March 9, 2010, among CB Cayman and Sinotop Hong Kong.

10.2	Convertible Promissory Note, dated March 9, 2010, by Sinotop Hong Kong in favor of CB Cayman.

10.3	Non-Binding Letter of Intent among CB Cayman and Weicheng Liu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: March 10, 2010	By:	/s/Marc Urbach
President

INDEX TO EXHIBITS

Exhibits	Description
10.1	Note Purchase Agreement, dated March 9, 2010, among China Broadband, CB Cayman, and Sinotop Hong Kong.

10.2	Convertible Promissory Note, dated March 9, 2010, by Sinotop Hong Kong in favor of CB Cayman.

10.3	Non-Binding Letter of Intent among CB Cayman and Weicheng Liu